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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549






                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 29, 1996



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                                   PRONET INC.
               (Exact name of issuer as specified in its charter)


   DELAWARE                         0-16029                    75-1832168
(State or other              (Commission File Number)        (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation)

 6340 LBJ FREEWAY                                                75240
  DALLAS, TEXAS                                                (Zip Code)
(Address of Principal
  Executive Offices)



       Registrant's telephone number, including area code: (214) 687-2000




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ITEM 5. OTHER EVENTS.

GOVERNMENT REGULATION

     Effective February 8, 1996, the Federal Communications Commission (the "FCC") initiated a "freeze" on applications for new paging licenses and applications for modifications to existing paging licenses. In April 1996, the FCC announced that this freeze had been relaxed to permit existing license owners to apply for licenses for additional sites located within 40 miles of existing licensed, operational sites and to construct facilities that do not increase the protected zone of their existing licensed operations. As a result of this freeze, ProNet Inc. ("ProNet") can give no assurance that it will be able to obtain licenses that expand its current paging systems except for licenses obtained through the acquisition of existing paging operations. ProNet cannot predict what effect this freeze will have on its future operations.

     The Communications Act of 1934, as amended (the "Communications Act"), also limits foreign ownership of entities that hold certain licenses from the FCC. Because ProNet, through its subsidiaries, will hold FCC licenses, no more than 25% of ProNet's stock (which threshold would effectively be reduced to 20% if ProNet acquires and holds certain types of paging licenses other than through its subsidiaries) can be owned or voted by foreign nationals or their representatives, a foreign government or its representative or a foreign corporation nor may any officer or any director of the Company be a foreign national. The failure to maintain these ownership restrictions could jeopardize ProNet's FCC licenses. The ProNet Certificate of Incorporation contains no provision that will permit the redemption of shares of ProNet common stock from foreign stockholders where necessary to protect ProNet's regulatory licenses.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PRONET INC.
                                             (Registrant)




                                             By:   /s/  MARK A. SOLLS
                                              --------------------------
                                                     Mark A. Solls
                                               Vice President, General
                                                Counsel and Secretary

Date:  May 29, 1996